Better Choice Company Reports Fourth Quarter and Full Year 2020 Financial Results

NEW YORK, NY, March 31, 2021 -- Better Choice Company Inc. (OTCQX: BTTR) (the “Company” or “Better Choice”), an animal health and wellness company, today reported its financial results for the Fourth Quarter and Full Year ended December 31, 2020.

“We are very excited to share our fourth quarter and full year 2020 results with the investor community. 2020 has been a transformational year for Better Choice and I am very excited to formally introduce myself and discuss our exciting plans for growth as we move into 2021,” said Scott Lerner, CEO of Better Choice.

“We have a strong foundation for growth and our omni-channel approach allows us to market products purpose-built for success in specific channels while simultaneously building our brand across all channels,” continued Mr. Lerner. “For example, we can take learnings from the online environment, which represented 59% of our 2020 sales, to the pet specialty channel, where we see the potential for step-changing growth in 2022. In addition, our international business continues to accelerate, representing 20% of our net sales in 2020 after roughly doubling year-over-year. If we continue to execute, I strongly believe that we’ll achieve our mission to become the most innovative premium pet food company in the world, with high-quality brands poised for rapid growth led by a team of industry veterans.”
Operational Updates
•Onboarded a new Chief Executive Officer, Scott Lerner, and several other key executives
•Successfully navigated the COVID-19 pandemic while dramatically reducing cash burn and establishing a strong base for growth in our core channels: E-Commerce, DTC, Brick & Mortar and International
•Integrated the Halo and TruDog brands, with identified opportunities for future innovation and consolidation
•Received approval in June 2020 from the Chinese Ministry of Agriculture to ship 15 diets directly to mainland China (sold through domestic distributors). Net sales in China were $4.1mm in 2020, representing 48% of total international net sales of $8.6mm.
•Secured $25.6mm of aggregate minimum purchases with Asian distribution partners from January 1, 2021 through December 31, 2022
•Consolidated warehouse operations in October 2020 into one location, just outside of Nashville, TN.
•Raised $21.7mm of equity in October 2020 to support growth and de-lever the balance sheet, including more than $11mm invested by Company insiders and total cash proceeds of $18.2mm.
•Closed $12.0mm credit facility with Wintrust Financial in January 2021, completing the refinancing of the bridge loan and reducing annual cash interest expense by ~$2m.

Financial Results for the Fourth Quarter and Full Year 2020
•Full Year 2020 Gross Sales of $51.3mm
•Fourth Quarter 2020 Gross Sales of $11.4mm
•Full Year 2020 Net Sales of $42.6mm
•Fourth Quarter 2020 Net Sales of $9.3mm
•Full Year 2020 Loss from operations of $27.3mm
•Fourth Quarter 2020 Loss from operations of $3.0mm
•Full Year 2020 Adjusted EBITDA of ($1.9mm)
•Fourth Quarter 2020 Adjusted EBITDA of ($0.8mm)

Conference Call and Webcast Information

The Company will host a conference call and audio webcast on Wednesday, March 31st at 8:30 a.m. (Eastern Time) to answer questions about the Company's operational and financial highlights for the full year and fourth quarter of 2020.

Event:	Better Choice Full Year and Fourth Quarter 2020 Earnings Call
Date:	Wednesday, March 31, 2021
Time:	8:30 a.m. Eastern Time
Live Call:	+1-877-407-4018 (U.S. Toll-Free) or +1-201-689-8471 (International)
Webcast:	http://public.viavid.com/index.php?id=144016

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until April 14, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13717860.
Better Choice Company Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Net sales	$9,288	$4,010	$42,590	$15,577
Cost of goods sold	5,924	2,539	26,491	9,717
Gross profit	3,364	1,471	16,099	5,860
Operating expenses:
General and administrative	2,668	7,751	25,966	19,782
Share-based compensation	1,893	3,572	8,940	10,280
Sales and marketing	1,689	1,686	7,892	10,138
Customer service and warehousing	123	243	623	1,097
Impairment of intangible asset	—	889	—	889
Total operating expenses	6,373	14,141	43,421	42,186
Loss from operations	(3,009)	(12,670)	(27,322)	(36,326)
Other expense (income):
Interest expense, net	1,979	505	9,247	670
Loss on extinguishment of debt	—	—	88	—
Loss on acquisitions	—	—	—	147,376
Change in fair value of warrant liability	24,898	—	24,898	—
Change in fair value of warrant derivative liability	(102)	976	(2,220)	90
Total other expense (income), net	26,775	1,481	32,013	148,136
Net and comprehensive loss	(29,784)	(14,151)	(59,335)	(184,462)
Preferred dividends	—	39	103	109
Net and comprehensive loss available to common stockholders	$(29,784)	$(14,190)	$(59,438)	$(184,571)

Weighted average number of shares outstanding, basic and diluted	49,904,713	45,889,874	49,084,432	33,238,600
Loss per share, basic and diluted	$(0.60)	$(0.31)	$(1.21)	$(5.55)

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net and comprehensive loss: depreciation and amortization, interest expense, share-based compensation, warrant expense and dividends, change in fair value of warrant liability, change in fair value of warrant derivative liability, loss on extinguishment of debt, loss on acquisitions, acquisition related expenses, purchase accounting and inventory adjustments, equity and debt offering expenses, non-recurring expenses and COVID-19 expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.

The following table presents a reconciliation of net and comprehensive loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated.

Better Choice Company Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Year Ended December 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2020	2020	2020	2020	2020
Net and comprehensive loss	$(59,438)	$(29,784)	$(1,728)	$(18,438)	$(9,488)
Depreciation and amortization	1,748	450	432	409	457
Interest expense, net	9,247	1,979	2,537	2,430	2,301
EBITDA	(48,443)	(27,355)	1,241	(15,599)	(6,730)
Non-cash share-based compensation, warrant expense and dividends (a)	19,175	2,040	1,578	10,444	5,113
Non-cash change in fair value of warrant liability and warrant derivative liability	22,678	24,796	(4,213)	3,474	(1,379)
Loss on extinguishment of debt	88	—	88	—	—
Acquisition related expenses/(income) (b)	(150)	(1,386)	(57)	616	677
Non-cash effect of purchase accounting and inventory write-off on cost of goods sold (c)	1,111	217	—	—	894
Offering relating expenses (d)	1,221	234	338	334	315
Non-recurring expenses (e)	2,351	632	658	79	982
COVID-19 expenses (f)	30	—	5	25	—
Adjusted EBITDA	$(1,939)	$(822)	$(362)	$(627)	$(128)
(a) Reflects non-cash expenses related to equity compensation awards, dividends and stock purchase warrants associated with a contract that was subsequently terminated. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects costs incurred related to acquisition and integration activities that will not recur and operating expenses that will not recur due to acquisition related synergies.
(c) Reflects non-cash expense recognized in cost of goods sold related to the step-up of inventory required under the accounting rules for business combinations ($0.9m); and non-cash write off of expired CBD inventory ($0.2m).
(d) Reflects administrative costs associated with the registration of previously issued common shares and other debt and equity financing transactions.
(e) Reflects contract termination costs ($1.0m), write off of a prepaid asset related to the termination of a contract entered into during 2019 ($0.4m), non-recurring consulting costs ($0.3m), non-cash loss on disposal of assets ($0.2m), and other non-recurring costs.
(f) Reflects cleaning, sanitizing, protective equipment and hazard compensation related to COVID-19.

During October 2020, we completed the outsourcing of certain warehouse operations to a third-party logistics facility. We expect that this operational improvement would have provided approximately $0.4mm in cost savings for the year-to-date period had it been implemented on January 1, 2020.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com